UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 11, 2013

GREENHILL & CO., INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-32147

Delaware	51-0500737
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

300 Park Avenue New York, New York	10022
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (212) 389-1500

Former name or former address, if changed since last report: NOT APPLICABLE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5. Corporate Governance and Management.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)	Greenhill & Co., Inc. (“Greenhill”) held its annual meeting of stockholders on April 11, 2013.

(b)	At the annual meeting, Greenhill’s stockholders voted on (1) the election of seven directors, (2) an advisory vote on Greenhill’s executive compensation, (3) the approval of the continued use of certain performance criteria under Greenhill’s equity incentive plan and (4) the ratification of the selection of Ernst & Young LLP as Greenhill’s independent auditors for the fiscal year ending December 31, 2013.

The votes cast by the holders of Greenhill’s common stock on each of the foregoing proposals were as follows:

Proposal 1 – Election of seven directors.

Greenhill’s stockholders elected the following seven directors to each serve a one-year term. The tabulation of votes with respect to each nominee for office was as follows:

Nominee	For	Withheld	Broker Non-Votes
Robert F. Greenhill	22,943,492	207,515	3,378,059
Scott L. Bok	22,983,750	167,257	3,378,059
Robert T. Blakely	21,953,459	1,197,548	3,378,059
John C. Danforth	22,983,399	167,608	3,378,059
Steven F. Goldstone	21,997,638	1,153,369	3,378,059
Stephen L. Key	21,996,330	1,154,677	3,378,059
Karen P. Robards	22,985,745	165,262	3,378,059

Proposal 2 — Advisory vote on Greenhill’s executive compensation.

Greenhill’s stockholders approved the advisory resolution on executive compensation based upon the following votes:

For	Against	Abstain	Broker Non-Votes
20,186,878	2,909,618	54,511	3,378,059

Proposal 3 — Approval of the continued use of certain performance criteria under Greenhill’s equity incentive plan.

Greenhill’s stockholders approved the continued use of certain performance criteria under Greenhill’s equity incentive plan based upon the following votes:

For	Against	Abstain	Broker Non-Votes
19,988,078	3,106,608	56,321	3,378,059

Proposal 4 — Ratification of the selection of Ernst & Young LLP as Greenhill’s independent auditors for the fiscal year ending December 31, 2013.

Greenhill’s stockholders ratified the selection of Ernst & Young LLP as Greenhill’s independent auditors for the fiscal year ending December 31, 2013 based upon the following votes:

For	Against	Abstain	Broker Non-Votes
26,365,240	109,634	54,192	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

Greenhill & Co., Inc.

Date: April 11, 2013	By:	/s/ Gavin D. Solotar
	Name:	Gavin D. Solotar
	Title:	General Counsel and Secretary